Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

March 31, 2026 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF MARCH 31, 2026
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of March 31, 2026, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	March 31,		December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$396,598	$820,977	$400,139
Restricted cash	—	4,655	—
	396,598	825,632	400,139
CURRENT ASSETS
Cash and cash equivalents	626	615	622
Restricted cash	4,251	8,540	10,870
	4,877	9,155	11,492
TOTAL ASSETS	$401,475	$834,787	$411,631

EQUITY	$59,693	$517,521	$80,489

NON-CURRENT LIABILITIES
Bonds payable, net	—	188,483	—

CURRENT LIABILITIES
Accounts payable and accrued liabilities	19,183	3,782	11,813
Bonds payable	304,937	104,421	302,004
Due to owner	17,662	20,580	17,325
	341,782	128,783	331,142
TOTAL LIABILITIES	341,782	317,266	331,142
TOTAL EQUITY AND LIABILITIES	$401,475	$834,787	$411,631

The accompanying notes are an integral part of the condensed interim financial data.

May 31, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of	Schluttenhofer, Ryan	Nakar, Ronen
financial statements	Chief Accounting Officer	Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands

Share of loss from investees, net	$(7,829)	$(2,396)	$(355,991)
Asset management fees	(1,506)	(2,657)	(9,641)
Restructuring charges	(721)	—	(1,508)
General and administrative expenses	(1,793)	(491)	(3,622)
Operating loss	(11,849)	(5,544)	(370,762)
Finance expense	(6,767)	(7,018)	(30,773)
Finance income	68	110	501
Loss on extinguishment of debt	—	—	(1,910)
Foreign currency transaction (loss) gain, net	(2,248)	5,984	(40,556)
Net loss	$(20,796)	$(6,468)	$(443,500)
Total comprehensive loss	$(20,796)	$(6,468)	$(443,500)

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net loss	$(20,796)	$(6,468)	$(443,500)
Adjustments to reconcile net loss to net cash used in by operating activities:
Share of loss from investees	7,829	2,396	355,991
Finance expense	6,767	7,018	30,773
Finance income	(68)	(110)	(501)
Distribution from investees, net	—	12,304	26,566
Foreign currency transaction adjustments, net	2,248	(5,984)	40,556
Loss on extinguishment of debt	—	—	1,910
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,125	123	670
Restricted cash for operational expenditures	158	(371)	1,504
Due to affiliates	337	614	(3,808)
Net cash provided by (used in) operating activities	(2,400)	9,522	10,161
Cash flows from investing activities
Distributions (to) from investees, net	(4,287)	13,813	66,796
Finance income	68	110	501
Net cash (used in) provided by investing activities	(4,219)	13,923	67,297
Cash flows from financing activities
Payment on bonds payable	—	(21,184)	(62,595)
Payments of deferred financing costs	—	(231)	—
Interest paid	—	(10,331)	(26,746)
Release of restricted cash	6,623	261	2,729
Proceeds from loan from owner	—	8,000	10,000
Net cash used in by financing activities	6,623	(23,485)	(76,612)
Effect of exchange rate changes on cash and cash equivalents	—	(49)	(928)
Increase (decrease) in cash	4	(89)	(82)
Cash, beginning of the period	622	704	704
Cash, end of the period	$626	$615	$622

Supplemental Disclosure of Noncash Activities:
Asset management fee payable	$6,458	$13,938	$7,415

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
NOTE 1:    BASIS OF PREPARATION
a.Separate financial information is prepared in a condensed format as of March 31, 2026 and for the three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2025 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).

b.As of March 31, 2026, the Company had a working capital shortfall amounting to $336.9 million, primarily attributed to bonds outstanding of 975.3 million Israeli new shekels ($308.2 million as of March 31, 2026) (“Series Bonds”), which includes Series B bonds (388.3 million Israeli new Shekels or $122.7 million as of March 31, 2026) and Series D bonds (587.0 million Israeli new Shekels or $185.5 million as of March 31, 2026) maturing within 12 month period from the date of the statement of the financial position and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds.

As of the approval date of the condensed financial data, in order for the Company’s investees to continue their regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under the standstill agreement and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and representatives of the Bondholders, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company’s investees will be successful in implementing its plans and fulfill existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern.

c.Class Action Suit

On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of March 31, 2026) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($39.6–$46.0 million as of March 31, 2026). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company’s legal counsel’s advice, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed.

d.Negotiations between the Company and a trustee that represents the bondholders of the Series Bonds (the “Trustee” and “Bondholders”) and the representatives of the Bondholders during and after the three months ended March 31, 2026.

The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations:

1.Series Bonds Deferral
On May 11, 2026, the Trustee announced an additional deferral of the principal and interest payment dates for the Series Bonds to July 1, 2026.

2.Board of Directors
On May 3, 2026, the Bondholders approved the selection of Mr. Izhak Lax as a candidate for appointment as a director of the Company. Mr. Lax will start as a director on June 1, 2026.

3.Approval of Loan with Klirmark Opportunity Fund IV, LP
On April 28, 2026, assemblies of Series B and Series D debenture holders, in an aggregate count, approved a resolution to ratify the Company’s entry into a loan agreement with Klirmark Opportunity Fund IV, LP, on the basis of the

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
memorandum of understanding dated February 17, 2026, while updating the terms of the memorandum of understanding so that the amount excluded from the distribution restrictions in PORT will be up to $4.0 million, instead of $8.0 million.

4.Approval of Proposed Debt Arrangement
On April 27, 2026, assemblies of Series B and Series D debenture holders approved a resolution to approve the proposed debt arrangement and to authorize the Trustee to perform all actions required for its implementation, including the signing of an amended deed of trust.

5.Objection to Filing Insolvency Proceedings
On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026.

6.Refinancing of the PORT Property Portfolio
On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by the Company’s residential homes portfolio, held through investees. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected.

7.Exemption from Liability for Officers and Management Company
On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company.

8.Deferral of Debenture Payment Dates
Meetings of the Bondholders approved several resolutions to defer repayment dates.

On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month.

On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026.

9.Use of Interest Cushion Funds
As of March 31, 2026 the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and maintenance of a minimum operating cash balance. As of March 31, 2026, the full facility of $10.0 million remained outstanding.

10.Asset Management Transition (Westdale)
On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes. Refer to Note 2 for additional details.

11.Management Agreement with R2 Advisors, LLC
On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC. Refer to Note 2 for additional details.

12.Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares held through the Company's investees, subject to approvals by the representative body and U.S. counsel.

13.Debt Arrangement Proposals
On February 4, 2026, the Tel Aviv District Court approved the convening of such creditor meetings.

14.Transactions Relating to Sale of PORT Properties
On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes.

15. Corporate structure and separation from POCA
Effective January 31, 2026, the Company and Pacific Oak Strategic Opportunity REIT, Inc., the parent company, ceased to be part of POCA following the termination of the previous management and advisory arrangements and the transition to new service providers. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the Pacific Oak Strategic Opportunity REIT, Inc. governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, Pacific Oak Strategic Opportunity REIT, Inc. formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations. Refer to Note 6 for additional details.

16. Changes in directors and officers
During the three months ended March 31, 2026, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period. Refer to Note 6 for additional details.

e.Restructuring Events

Bondholder Request to the Israeli Court and Related Debt Agreement

In February 2026, the Trustee applied to the Tel Aviv–Jaffa District Court to convene a meeting of the Bondholders to consider and approve a proposed debt arrangement under the Israeli Insolvency and Economic Rehabilitation Law.

The proposed arrangement extends the final maturity of both series to June 2028, modifies key terms (including interest, security and enforcement), and provides for a consolidated repayment schedule aligned with an orderly realization of the Company’s assets, including a defined payment waterfall and minimum liquidity reserve requirements. It also requires the creation and registration of first-priority security interests over substantially all unencumbered Company assets (subject to limitations) and imposes significant operating covenants and restrictions, with enhanced trustee/bondholder oversight and specified enforcement rights upon certain events of default. As of the approval date of the interim condensed consolidated financial statements, the proposed debt arrangement is still under review.

REIT Support

In connection with the proposed debt arrangement, upon execution, the Company and the REIT would enter into a second loan arrangement pursuant to which the Company may, in its discretion, advance funds to the REIT in accordance with a mutually agreed budget (subject to Board determination that the Company has sufficient available funds). The budgeted advances are capped at approximately $2.9 million through July 2026, including $0.4 million previously advanced under a prior bridge arrangement and $61,000 per month thereafter. Amounts advanced under the prior bridge arrangement and the second loan may, at the Company’s option, be applied as payment or reimbursement of amounts owed by the Company to the REIT, with any such application reducing the outstanding balance owed.

S&P Global Rating Cessation

On February 17, 2026, S&P Global Ratings Maalot announced the termination of surveillance and withdrawal of the issuer credit rating and the ratings of the Series Bonds, at the Company’s request. Accordingly, beginning on that date,

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
the Company’s securities are considered not rated (NR) by S&P Global Ratings. The cessation of the rating reflects the discontinuation of rating coverage rather than the publication of a new credit opinion.

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Israeli Bond Financings
The deeds of trust that govern the terms of the Series Bonds contain various financial covenants.

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series B Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026; and (iv) the consolidated scope of projects was $0 as of March 31, 2026.

The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of March 31, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series D Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of March 31, 2026 was $59.7 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 95%; (iii) and the Adjusted NOI was $46.6 million for the trailing twelve months ended March 31, 2026.

As of March 31, 2026, the Company was not in compliance with financial and nonfinancial covenants and as a result, the Company continues to operate under a standstill agreement.

POCA Advisory Agreement Termination

On January 23, 2026, Pacific Oak Strategic Opportunity REIT, Inc. terminated its advisory agreement with Pacific Oak Capital Advisors, LLC (“POCA”), effective January 31, 2026. As a result, the back-to-back agreement between Pacific Oak Strategic Opportunity REIT, Inc. and the Company was also terminated. Amounts presented as due to affiliates in the condensed consolidated statements of financial position primarily represent unpaid historical asset management fees incurred under the now-terminated back-to-back agreement.

Westdale Asset Management, Ltd. (“Westdale”)

On January 22, 2026, the Company entered into an asset management agreement with Westdale (the “Westdale Agreement”). Pursuant to the Westdale Agreement, Westdale is responsible for managing, operating, directing and supervising the operations and administration of the Company’s assets (other than those held through PORT). The Company will pay Westdale a monthly fee (a) with respect to each property owned by the Company an amount equal to the greater of (i) 2.0% of the sum of the gross income of each property received during the prior month and (ii) $10,000 and (b) $10,000 with respect to the investment in Pacific Oak Opportunity Zone Fund I, LLC. In connection with any asset sale, Westdale will receive a fee at the closing equal to 0.25% of the contract sales price for such sale.

R2 Advisors, LLC (“R2”)

On January 23, 2026, the Company entered into a management services agreement with R2. R2 provides the Company with accounting advisory services and is majority-owned and controlled by Ryan Schluttenhofer, the Company’s Chief Accounting Officer. Pursuant to this agreement, R2 will provide the Company with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support. The initial term of the agreement will be twelve months and the total contract value is $1.7 million, excluding reimbursement of expenses.

Brian Ragsdale Management Agreement

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

On January 27, 2026, the Company entered into a management agreement with Brian Ragsdale, the Chief Executive Officer, Chief Financial Officer and President of the REIT. The agreement is effective February 1, 2026 and Mr. Ragsdale is responsible for providing high-level management and advisory support, including, but not limited to: debt restructuring and asset management. The term of the agreement is six months and the total contract value is $0.2 million.

Chairman and Chief Executive Officer Appointment

On January 29, 2026, the Company appointed Ronen Nakar as Chairman and Chief Executive Officer. Mr. Nakar succeeds Keith David Hall, who resigned effective January 28, 2026. Mr. Nakar’s responsibilities are customary for a person in his position and are exercised in accordance with the Company’s bylaws and applicable law. The appointment is effective as of February 1, 2026 and either party may terminate the appointment upon 30 days’ notice. Mr. Nakar is entitled to monthly compensation of ILS 40,000, plus VAT.

NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Bond Restructuring

Subsequent to March 31, 2026, the Company continued to advance discussions with the trustee and representatives of the holders of its Series B and Series D debentures regarding a proposed debt arrangement, and creditor meetings were held to approve the proposed arrangement and authorize related implementation actions, including amendments to the deeds of trust. The proposed arrangement includes, among other things, amendments to the debenture repayment schedule and interest terms, use of interest reserve funds, mandatory early redemption rights, revised immediate repayment and collateral provisions, additional pledges and guarantees, and enhanced coordination rights for debenture holders; however, there can be no assurance that the arrangement will be completed, implemented on the terms proposed, or result in full repayment of the Company’s obligations.

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